Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-8 Nos. 333-121170, 333-130453, 333-148112, and 333-156205) pertaining to the Intuit Inc. 2005 Equity Incentive Plan,
(2)Registration Statements (Form S-8 Nos. 333-139452 and 333-163728) pertaining to the Intuit Inc. 2005 Equity Incentive Plan and Intuit Inc. Employee Stock Purchase Plan,
(3)Registration Statements (Form S-8 Nos. 333-171768, 333-193551, 333-215639, 333-263216, and 333-277279) pertaining to the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan,
(4)Registration Statements (Form S-8 Nos. 333-179110 and 333-201671) pertaining to the Intuit Inc. Employee Stock Purchase Plan,
(5)Registration Statement (Form S-8 No. 333-251096) pertaining to the Credit Karma, Inc. 2015 Equity Incentive Plan,
(6)Registration Statements (Form S-3 Nos. 333-50417, 333-63739, 333-54610, 333-192130, 333-239397, and 333-274330) of Intuit Inc.,
(7)Registration Statements (Form S-4 Nos. 333-71097 and 333-237944) of Intuit Inc., and
(8)Registration Statement (Form S-8 No. 333-269954) pertaining to the Intuit Inc. Amended and Restated Employee Stock Purchase Plan;

of our reports dated September 9, 2026, with respect to the consolidated financial statements and schedule of Intuit Inc. and the effectiveness of internal control over financial reporting of Intuit Inc. included in this Annual Report (Form 10-K) of Intuit Inc. for the year ended July 31, 2026.

/s/ Ernst & Young LLP

San Jose, California
September 9, 2026